Exhibit 10

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
The Travelers Insurance Company:

We consent to the use of our reports included herein and to the reference to our firm under the heading “Independent Auditors”. Our reports covering the December 31, 2001 consolidated financial statements and schedules of The Travelers Insurance Company and subsidiaries refer to changes in accounting for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/ KPMG LLP

Hartford, Connecticut
February 6, 2003